UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 15, 2007 (May 15, 2007)
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM      8.01        Other Events.

On May 15, 2007, funds affiliated with Hellman & Friedman LLC (the “Hellman & Friedman funds”) distributed 4,674,022 common shares of Arch Capital Group Ltd. (“ACGL”) to their limited and general partners.  Following this distribution, the Hellman & Friedman funds reported that they no longer own any shares of capital stock of ACGL.(1)  As a result, their rights under the shareholders agreement with ACGL terminate, including with respect to restrictions on share repurchases and dividends and the designation of directors of ACGL.

(1)             11,916 common shares of ACGL and 3,300 stock options granted to ACGL Board designees of the Hellman & Friedman funds in consideration for their service as directors of ACGL are held proportionately for the benefit of the Hellman & Friedman funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 15, 2007	By	/s/ John D. Vollaro
		Name:	John D. Vollaro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer